Exhibit 99.2
Terra Capital, Inc. Announces Tender Offer and Consent Solicitation for Any and All of Its
7.00% Senior Notes Due 2017
SIOUX CITY, IOWA (September 24, 2009) — Terra Capital, Inc. (“Terra Capital”), a wholly-owned subsidiary of Terra Industries Inc. (“Terra”) (NYSE: TRA), today announced that it has launched a cash tender offer and consent solicitation (the “Tender Offer”) for any and all of its outstanding $330,000,000 7.00% Senior Notes due 2017 (CUSIP No. 88089PAF0) (the “2017 Notes”) on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated September 24, 2009 (the “Offer to Purchase”) and related Letter of Transmittal (the “Letter of Transmittal”).
As part of the Tender Offer, Terra Capital is soliciting consents from holders of the 2017 Notes to eliminate substantially all of the restrictive covenants and certain events of default in the indenture governing the 2017 Notes. Holders cannot tender their 2017 Notes without delivering their consent and cannot deliver a consent without tendering their 2017 Notes.
The total consideration for the Tender Offer will be $1,045 per $1,000 principal amount of the 2017 Notes. The total consideration includes the tender offer consideration of $1,015 and a consent payment of $30.00 per $1,000 principal amount of the 2017 Notes. The total consideration will only be paid to holders that validly tender and do not validly withdraw their tenders prior to 5:00 p.m., New York City time, on October 7, 2009 (the “Consent Payment Deadline”) unless Terra Capital chooses to extend or terminate the Tender Offer. The Tender Offer is scheduled to expire at 12:00 midnight New York City time, on October 22, 2009 (the “Expiration Date”), unless Terra Capital chooses to extend or terminate the Tender Offer. Tendered 2017 Notes may be withdrawn and the related consents may be revoked at any time on or prior to the Consent Payment Deadline, but not thereafter. Holders that tender after the Consent Payment Deadline and prior to the Expiration Date will only be paid the tender offer consideration of $1,015 per $1,000 principal amount of the 2017 Notes tendered and accepted, and will not be entitled to receive the consent payment. In addition, Terra Capital will pay accrued and unpaid interest on tendered and accepted 2017 Notes to, but not including, the day of payment for such 2017 Notes.
The Tender Offer is subject to the satisfaction of certain conditions, including Terra Capital having received a consent to consummate the tender offer from lenders holding a majority of the aggregate outstanding commitments under Terra Capital’s revolving credit facility, Terra Capital’s receipt of valid tenders and consents from holders of at least a majority in aggregate principal amount of the 2017 Notes and other customary conditions.

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Terra Capital has retained Credit Suisse Securities (USA) LLC to serve as dealer manager for the Tender Offer. U.S. Bank National Association will serve as the depositary and MacKenzie Partners, Inc. will serve as the information agent for the Tender Offer. None of Terra Capital, Terra, their respective board of directors, the dealer manager or the information agent is making any recommendation to holders as to whether to tender or refrain from tendering the 2017 Notes.
Requests for the Offer to Purchase and the Letter of Transmittal may be directed to MacKenzie Partners, Inc. by telephone at (212) 929-5500 (collect) or (800) 322-2885 (toll free). Questions regarding the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (212) 538-1862 (collect) or (800) 820-1653 (toll free).
This press release does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to the 2017 Notes nor is this announcement an offer or solicitation of an offer to sell new securities. The Tender Offer is made solely by means of the Offer to Purchase and the related Letter of Transmittal. These materials contain important information that should be read carefully before any decision is made with respect to the Tender Offer.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On September 18, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a revised preliminary proxy statement in connection with its 2009 Annual Meeting, which is available free of charge at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. Terra plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the revised preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that Terra files with the SEC at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding

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the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the revised preliminary proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the revised preliminary proxy statement relating to the 2009 Annual Meeting, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about our plans or intentions regarding the completion of the tender offer and consent solicitation for the 2017 Notes are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	changes in financial and capital markets,
•	general economic conditions within the agricultural industry,
•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),
•	changes in product mix,
•	changes in the seasonality of demand patterns,
•	changes in weather conditions,
•	changes in environmental and other government regulation,
•	changes in agricultural regulations and
•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com